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                                                                   EXHIBIT 10(s)


                        FIRST AMENDMENT TO LOAN DOCUMENTS

         This First Amendment to Loan Documents is made on the 9th day of June, 2000, by and between OLD KENT BANK, a Michigan banking corporation (the "Bank"), One Vandenberg Center, Grand Rapids, Michigan 49503, and RIVIERA TOOL COMPANY, a Michigan corporation ("Borrower"), 5460 Executive Parkway, Grand Rapids, Michigan 49512.

                                    RECITALS:

         A. The Bank and the Borrower are parties to a First Restated Loan Agreement dated as of August 31, 1999 (the "Loan Agreement"), pursuant to which the Bank has agreed, subject to the terms and conditions set forth in the Loan Agreement and the Loan Documents, to extend to the Borrower certain credit facilities, including but not limited to a Revolving L/C Loan in the maximum principal amount of $10,000,000. Capitalized terms used but not defined in this First Amendment shall have the meanings given such terms in the Loan Agreement.

         B. The Revolving L/C Loan is evidenced by a Promissory Note in substantially the form attached to the Loan Agreement as Exhibit A (the "Revolving L/C Loan Note").

         C. The Bank and the Borrower agreed, effective as of February 29, 2000, to extend the maturity date of the Revolving L/C Loan to September 1, 2001 from December 1, 2000, and the Bank and the Borrower wish to confirm such agreement in writing.

         D. At the Borrower's request, the Bank has agreed to extend to the Borrower, in addition to the credit facilities currently outstanding under the Loan Agreement, a non-revolving line of credit loan in the maximum principal amount of $1,000,000.00 (the "2000 Equipment L/C Loan") for the purpose of financing the Borrower's acquisition of certain equipment.

         E.    The 2000 Equipment L/C Loan shall be evidenced by a Promissory
Note in substantially the form attached to this First Amendment as Exhibit A (the "2000 Equipment L/C Note").

         F. The Bank and the Borrower wish to amend the Loan Agreement to reflect their agreement that the 2000 Equipment L/C Note shall be deemed to have been issued pursuant to the Loan Agreement and that the 2000 Equipment L/C Loan shall be deemed Indebtedness as defined in the Loan Agreement, and to reflect the other agreements set forth below.

         NOW, THEREFORE, the Bank and the Borrower agree as follows:

         1. Extension of Maturity Date of Revolving L/C Loan. Effective as of February 29, 2000, the maturity date of the Revolving L/C Loan was extended to September 1, 2001 from December 1, 2000.

         2. 2000 Equipment L/C Loan. The 2000 Equipment L/C Note shall be deemed to have been issued pursuant to the Loan Agreement and shall constitute a "Note", as defined therein, and the 2000 Equipment L/C Loan shall be deemed Indebtedness as defined in the Loan Agreement. All of the collateral that secures the Borrower's Indebtedness and obligations under the Loan Agreement shall secure the 2000 Equipment L/C Loan to full extent and with the same priority as such collateral secures the Indebtedness evidenced by the other Notes currently outstanding under the Loan Agreement.



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         3.    Cross-Default. An Event of Default under the Loan Agreement shall be a default under the 2000 Equipment L/C Note, and a default under the 2000 Equipment L/C Note shall be an Event of Default under the Loan Agreement and all of the other Loan Documents, and shall entitle the Bank to pursue any remedies available to it under the Loan Agreement, any of the security agreements or other collateral security documents referred to therein, or otherwise available to the Bank at law or in equity or under any other agreement between the Bank and the Borrower.

         4. Special Terms Relating to 2000 Equipment L/C Loan. Advances of the 2000 Equipment L/C Loan shall be conditioned upon the Borrower's compliance with all of the terms and conditions of the Loan Agreement, as amended hereby, and shall be subject to all limitations set forth in the Loan Agreement, as amended hereby, including the following:

               (a) Under no circumstances shall the Bank have any obligation to make principal advances of the 2000 Equipment L/C Loan after the "Amortization Commencement Date", as defined in the 2000 Equipment L/C Loan Note.

               (b) The Borrower acknowledges that the Bank shall at no time ever be obligated to advance to the Borrower more than a total of $1,000,000.00 in principal under the 2000 Equipment L/C Loan, and that the 2000 Equipment L/C Loan is not a revolving loan. Once repaid, amounts borrowed under the 2000 Equipment L/C Loan may not be re-borrowed.

               (c) The principal amount of each 2000 Equipment L/C Loan advance shall not exceed an amount equal to eighty percent (80%) of the Borrower's actual cost for the equipment that will be purchased with the proceeds of such advance (excluding tax, insurance, delivery and set-up charges, the cost of maintenance contracts, and any other costs not paid or payable by the Borrower to the equipment manufacturer as a direct cost of acquiring the equipment).

               (d) The proceeds of each 2000 Equipment L/C Loan advance shall be advanced by the Bank to the Borrower only after (i) receipt by the Bank of such security agreements and financing statements (or supplements or amendments thereto) covering the equipment, duly executed by the Borrower, as the Bank may reasonably require to create and perfect its security interest therein, (ii) receipt by the Bank of such other documents as the Bank may reasonably require to create and perfect its security interest therein, together with such evidence as the Bank may reasonably require in order to establish the cost of such equipment to the Borrower and that the equipment is completed and ready for shipment to the Borrower, and (iii) the Borrower's compliance with the conditions described in Section 10 of the Loan Agreement.

         5. Effect of this First Amendment. The Loan Documents are hereby amended as required (and only as required) to give effect to the amendments expressly provided for in this First Amendment. Each and every one of the Loan Documents shall be deemed to have been amended by this First Amendment as if such Loan Documents had been specifically amended by separate instrument. This First Amendment shall be a Loan Document, and all references in any Loan Document to the "Loan Documents" shall refer to the Loan Documents, as amended hereby.

         6. No other Amendments, etc. Except as expressly set forth above, the Loan Agreement, each of the Notes, and all of the other Loan Documents shall remain in full force and effect as originally executed and delivered by the parties, and are hereby ratified and affirmed by the undersigned.

         7. Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be considered an original and all of which shall constitute the same instrument.


         IN WITNESS WHEREOF, the parties have executed this First Amendment to Loan Documents as of the day and year first above written.


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WITNESSES:


                                         RIVIERA TOOL COMPANY

/s/ Peter C. Canepa                      By:  /s/ Kenneth K. Rieth
-------------------                          -----------------------------------
                                             Kenneth R. Rieth, President
/s/ Marcia Shumate
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                                         OLD KENT BANK

/s/ Peter C. Canepa                      By:  /s/ Gilbert A. Segovia
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                                            Gilbert A. Segovia, Vice President
/s/ Marcia Shumate
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